Exhibit 10.1


                                   QT 5, INC.
                            5655 Lindero Canyon Road
                                    Suite 120
                           West Lake Village, CA 91362

                                October __, 2003

The purchasers signatory to that certain Securities Purchase Agreement, dated August 19, 2003, by and among such purchasers and QT 5, Inc.

         Re:      ADVANCEMENT OF FUNDS

Dear Purchaser:

         Reference is made to that certain Securities Purchase Agreement (the "PURCHASE AGREEMENT"), dated August 19, 2003, entered into by and among each of you and QT 5, Inc. (the "COMPANY"). The Company requests that, notwithstanding the absence of an effective registration statement, you each advance your pro-rata portion (based on your initial purchases of debentures pursuant to the Purchase Agreement in proportion to all purchases of debentures under the Purchase Agreement) of $200,000 out of the Second Closing ("ADVANCE"), which Advance shall reduce each of your Second Closing Subscription Amounts by the amount you Advance hereunder. You will each be issued a Debenture representing your pro-rata portion of the Advance and the funding shall otherwise occur pursuant to the terms of the Escrow Agreement. Terms capitalized but not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement. As consideration for advancing said funds, without which the Company agrees and acknowledges that you would not agree to such Advance, the Company agrees as follows:

1. The use of proceeds paid in such Advance shall be first applied to the Company's products liability insurance policy underwritten by AICCO in the amount of $49,276.97 and the balance of the proceeds paid in such Advance to the following suppliers (not in order of importance) until such proceeds are used in full:

                  Nirvana   Bottler                  $21,626.40
                  Dolisos   Nicotinum                $10,328.95
                  Impact Displays Rite Aid           $100,000.00
                  NWP   Pack Out                     $16,544.50
                  PM Industries Printing             $15,000.00

         Any amounts not used for such purposes shall not be used for any other purpose until approved by you.

2. For a period of 12 months from the date hereof, the Company shall not issue shares of Common Stock or grant options to employees, officers and directors of the Company pursuant to any stock option plan or employee incentive plan or agreement duly adopted or approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose in excess of (if options, assuming exercise in full on the date of issuance) 50,000 shares per month without the prior consent of each of you.

3. Reference is made to that certain stock purchase warrant ("WARRANT") issued to you pursuant to the Purchase Agreement. Effective immediately, the Company hereby agrees to amend the Warrant held by you (and your assigns) such that, the "EXERCISE PRICE", as defined in the Warrant, is reduced to equal $0.01, subject to further adjustment therein. This amendment to the Warrant is immediate and automatic without any further action required by you or the Company. Said reduction is not revocable by the Company.

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth under the corresponding section of the disclosure schedules attached to the Purchase Agreement or as set forth in the supplementary schedules attached hereto, if any, all representations and warranties of the Company contained in
Section 3.1 of the Purchase Agreement were true and correct as of August 19, 2003, and remain true and correct as of the date hereof, as though made at and as of the date hereof. The Company has performed all of the covenants of the Company contained in the Purchase Agreement to be performed by the Company through the date hereof. The Company shall, by the Trading Day following the date of this letter, publicly disclose the Advance on Form 8-K filed with the Commission, which disclosure shall be reasonably acceptable to you disclosing all material terms of the transactions contemplated hereby otherwise in compliance with Section 4.7 of the Purchase Agreement.

         REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. You hereby represent and warrant to the Company, severally and not jointly with the other signatories hereto, that your representations and warranties listed in Section 3.2 of the Purchase Agreement are true and correct with respect to you as of the date hereof.

         SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         AMENDMENT AND WAIVER. Except as specifically amended by the terms of this letter, the Purchase Agreement and its exhibits shall remain unmodified and in full force and effect, and shall not be in any way changed, modified or superseded by the terms set forth herein. Neither this letter nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

         SEVERABILITY. If any provision of this letter is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this letter shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this letter. The headings herein are for convenience only, do not constitute a part of this letter and shall not be deemed to limit or affect any of the provisions hereof. The language used in this letter will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         COUNTERPARTS. This letter may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution of this amendment may be made by delivery by facsimile.

         NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement, except as set forth on the signature pages hereto.

         GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this letter shall be determined with the provisions of the Purchase Agreement.

                                 Sincerely,

                                 QT 5, INC.

                                 By: _____________________________________
                                         Name:
                                         Title:
ACCEPTED AND AGREED TO:

                                 PALISADES MASTER FUND L.P.


                                 By:_________________________
                                        Name:
                                        Title:

                                 CRESCENT INTERNATIONAL LTD.


                                 By: ____________________________
                                 Name:
                                 Title:

                                 ALPHA CAPITAL, AG


                                 By: ___________________________
                                 Name:
                                 Title:

                                 BRISTOL INVESTMENT FUND, LTD.


                                 By: ____________________________
                                 Name:
                                 Title:

                                 ELLIS INTERNATIONAL LTD


                                 By: __________________________
                                 Name:
                                 Title:

                                 ZENNY TRADING LIMITED


                                 BY: ___________________________
                                 Name:
                                 Title: